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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-93052, 2-93052-99, 33-36511, 33-38470, 33-41957,
33-41959, 33-75244, 33-58973, 333-03439, 333-14797, 333-62427, 333-63431,
333-63545, 333-72973, 333-52904, 333-52906, 333-52908, 333-52910, 333-52912 and
333-60416) and the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-54192, 33-82544, 333-46237, 333-44170, 333-53978,
333-64982, and 333-65434) of our report dated February 8, 2002 relating to the financial statements of Champion Enterprises, Inc., which appears in this Annual Report on Form 10-K for the year ended December 29, 2001. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
March 25, 2002